Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069

WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

June 25, 2009

The Board of Directors
Photronics, Inc.
15 Secor Road
Brookfield, Connecticut 06804

Ladies and Gentlemen:

     We have acted as counsel to Photronics, Inc., a Connecticut company (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of (i) common shares, $.01 par value, of the Company (“Common Shares”), (ii) preferred shares, $.01 par value, of the Company (“Preferred Shares”), (iii) one or more series of debt securities of the Company (the “Debt Securities”) and (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”). The offering of the Common Shares, Preferred Shares, Debt Securities and Warrants will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

     The Debt Securities will be issued in one or more series pursuant to an indenture (the “Indenture”) to be entered into between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”).

     In that connection, we have reviewed originals or copies of the following documents:

ABU DHABI | BEIJING | BRUSSELS | DÜSSELDORF | FRANKFURT | HONG KONG | LONDON | MENLO PARK | MUNICH
NEW YORK | PARIS | ROME | SAN FRANCISCO | SÃO PAULO | SHANGHAI | SINGAPORE | TOKYO | TORONTO | WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

June 25, 2009

          (a) The Indenture.

          (b) A specimen of the Debt Securities.

The documents described in the foregoing clauses (a) and (b) of this paragraph are together referred to herein as the “Opinion Documents”.

     We have also reviewed the following:

     (a) The Registration Statement.

     (b) The Prospectus.

     (c) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

     In our review of the Opinion Documents and other documents, and otherwise for the purposes of this opinion, we have assumed:

     (a) The genuineness of all signatures.

     (b) The authenticity of the originals of the documents submitted to us.

     (c) The conformity to authentic originals of any documents submitted to us as copies.

     (d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

     (e) That the Opinion Documents are the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

     (f) That:

     (i) The Company is duly organized and validly existing under the laws of the jurisdiction of its organization.

June 25, 2009

     (ii) The Company has the full power to execute, deliver and perform, and has duly executed and delivered, the Opinion Documents to which it is a party.

     (iii) The execution, delivery and performance by the Company of the Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

     (A) contravene its articles of incorporation, bylaws or other organizational documents;

     (B) violate any law, rule or regulation applicable to it; or

     (C) result in any conflict with or breach of any agreement or document binding on it.

     (iv) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Company of any of the Opinion Documents to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

     We have not independently established the validity of the foregoing assumptions.

     “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. The term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

     Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that,

June 25, 2009

     1. The Indenture, when duly executed and delivered by the Company, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     2. When (i) the final terms of the Debt Securities have been duly established and approved and (ii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

     3. When (i) the necessary corporate actions have been taken by the Company to authorize the form, terms, execution and delivery of the Warrants, including the adoption of a Warrant Agreement relating thereto, and (ii) Warrants with such terms are duly executed and delivered against payment in the manner provided for in the Warrant Agreement pursuant to which the Warrants are to be executed and delivered and such Warrants have been countersigned by the applicable Warrant Agent, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

     (a) Our opinions in paragraphs 1, 2 and 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

     (b) Our opinions in paragraphs 1, 2 and 3 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (c) Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

     This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

June 25, 2009

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Validity of the Securities.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP